                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

MESSAGE FROM OUR CEO             "THE REPUTATION OF A THOUSAND YEARS MAY BE
                                 DETERMINED BY THE CONDUCT OF ONE HOUR." ANCIENT
                                 JAPANESE PROVERB

                                 We have said it time and again in our Goals,
                                 Strategy and Culture statement, "We exist for
                                 our clients and are driven by their needs."
                                 Wellington Management's reputation is built on
                                 this principle. We know that our reputation is
                                 our most valuable asset as that reputation
                                 attracts clients and promotes their trust and
                                 confidence in our firm's capabilities. We
                                 entrust our clients' interests and the firm's
                                 reputation every day to each Wellington
                                 Management employee around the world. Each of
                                 us must take constant care that our actions
                                 fully meet our duties as fiduciaries for our
                                 clients. Our clients' interests must always
                                 come first; they cannot and will not be
                                 compromised.

                                 We have learned through many experiences, that
                                 when we put our clients first, we are doing the
                                 right thing. If our standards slip, or our
                                 focus wanes, we risk the loss of everything we
                                 have worked so hard to build together over the
                                 years.

                                 It is important that we all remember "client,
                                 firm, person" is our most fundamental guiding
                                 principle. This high ethical standard is
                                 embodied in our Code of Ethics. The heart of
                                 the Code of Ethics goes to our obligation to
                                 remain vigilant in protecting the interests of
                                 our clients above our own. We encourage you to
                                 become familiar with all facets of the Code and
                                 trust that you will embrace and comply with
                                 both the letter and the spirit of the Code.

                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                               TABLE OF CONTENTS

Standards of Conduct                                                           4
Ethical Considerations Regarding Confidentiality                               5
Ethical Considerations Regarding Open-end Mutual Fund Transactions             5
Policy on Personal Securities Transactions                                     6
   Covered Accounts                                                            6
   Transactions Subject to Pre-clearance and Reporting                         8
   Requesting Pre-clearance                                                    8
   Restrictions on Covered Transactions and Other Restrictions                 9
      Blackout Periods                                                         9
      Short Term Trading                                                      10
      Securities of Brokerage Firms                                           11
      Short Sales, Options and Margin Transactions                            11
      Derivatives                                                             11
      Initial Public Offerings ("IPOs")                                       12
      Private Placements                                                      12
      ETFs and HOLDRs                                                         12
   Transactions Subject to Reporting Only                                     12
      Transactions Exempt from Pre-clearance and Reporting                    13
Exemptive Procedure for Personal Trading                                      14
Reporting and Certification Requirements                                      14
   Initial Holdings Report                                                    15
   Duplicate Brokerage Confirmations and Statements                           15
   Duplicate Annual Statements for Wellington Managed Funds                   16
   Quarterly Reporting of Transactions and Brokerage Accounts                 16
   Annual Holdings Report                                                     17
   Quarterly Certifications                                                   17
   Annual Certifications                                                      18
   Review of Reports and Additional Requests                                  18
Gifts, Travel and Entertainment Opportunities and Sensitive Payments          18
   General Principles                                                         18
   Accepting Gifts                                                            19
   Accepting Travel and Entertainment Opportunities and Tickets               19
   Solicitation of Gifts, Contributions, or Sponsorships                      21
   Giving Gifts (other than Entertainment Opportunities)                      22
   Giving Entertainment Opportunities                                         22
   Sensitive Payments                                                         23
Other Activities                                                              23
Violations of the Code of Ethics                                              24

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                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                               TABLE OF CONTENTS

APPENDIX A - APPROVED EXCHANGE TRADED FUNDS
APPENDIX B - QUICK REFERENCE TABLE FOR PERSONAL SECURITIES TRANSACTIONS
APPENDIX C - QUICK REFERENCE TABLE FOR GIFTS AND ENTERTAINMENT

                                                                          Page 3

                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

STANDARDS OF CONDUCT             Wellington Management Company, LLP and its
                                 affiliates ("Wellington Management") have a
                                 fiduciary duty to investment company and
                                 investment counseling clients that requires
                                 each Employee to act solely for the benefit of
                                 clients. As a firm and as individuals, our
                                 conduct (including our personal trading) must
                                 recognize that the firm's clients always come
                                 first and that we must avoid any abuse of our
                                 positions of trust and responsibility.

                                 Each Employee is expected to adhere to the
                                 highest standard of professional and ethical
                                 conduct and should be sensitive to situations
                                 that may give rise to an actual conflict or the
                                 appearance of a conflict with our clients'
                                 interests, or have the potential to cause
                                 damage to the firm's reputation. To this end,
                                 each Employee must act with integrity, honesty,
                                 dignity and in a highly ethical manner. Each
                                 Employee is also required to comply with all
                                 applicable securities laws. Moreover, each
                                 Employee must exercise reasonable care and
                                 professional judgment to avoid engaging in
                                 actions that put the image of the firm or its
                                 reputation at risk. While it is not possible to
                                 anticipate all instances of potential conflict
                                 or unprofessional conduct, the standard is
                                 clear.

                                 This Code of Ethics (the "Code") recognizes
                                 that our fiduciary obligation extends across
                                 all of our affiliates, satisfies our regulatory
                                 obligations and sets forth the policy regarding
                                 Employee conduct in those situations in which
                                 conflicts with our clients' interests are most
                                 likely to develop. ALL EMPLOYEES ARE SUBJECT TO
                                 THIS CODE AND ADHERENCE TO THE CODE IS A BASIC
                                 CONDITION OF EMPLOYMENT. IF AN EMPLOYEE HAS ANY
                                 DOUBT AS TO THE APPROPRIATENESS OF ANY
                                 ACTIVITY, BELIEVES THAT HE OR SHE HAS VIOLATED
                                 THE CODE, OR BECOMES AWARE OF A VIOLATION OF
                                 THE CODE BY ANOTHER EMPLOYEE, HE OR SHE SHOULD
                                 CONSULT TRACY SOEHLE, OUR GLOBAL COMPLIANCE
                                 MANAGER, AT 617.790.8149, SELWYN NOTELOVITZ,
                                 OUR CHIEF COMPLIANCE OFFICER AT 617.790.8524,
                                 CYNTHIA CLARKE, OUR GENERAL COUNSEL AT
                                 617.790.7426, OR LORRAINE KEADY, THE CHAIR OF
                                 THE ETHICS COMMITTEE AT 617.951.5020.

                                 The Code reflects the requirements of United
                                 States law, Rule 17j-1 of the Investment
                                 Company Act of 1940, as amended on August 31,
                                 2004, and Rule 204A-1 under the Investment
                                 Advisers Act of 1940. The term "Employee" for
                                 purposes of this Code, includes all Partners
                                 and employees worldwide (including temporary
                                 personnel compensated directly by Wellington
                                 Management and other temporary personnel to the
                                 extent that their tenure with Wellington
                                 Management exceeds 90 days).

                                                                          Page 4

                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

ETHICAL CONSIDERATIONS           CONFIDENTIALITY IS A CORNERSTONE OF WELLINGTON
REGARDING CONFIDENTIALITY        MANAGEMENT'S FIDUCIARY OBLIGATION TO ITS
                                 CLIENTS AS WELL AS AN IMPORTANT PART OF THE
                                 FIRM'S CULTURE.

                                 Use and Disclosure of Information

                                 Information acquired in connection with
                                 employment by the organization, including
                                 information regarding actual or contemplated
                                 investment decisions, portfolio composition,
                                 research, research recommendations, firm
                                 activities, or client interests, is
                                 confidential and may not be used in any way
                                 that might be contrary to, or in conflict with
                                 the interests of clients or the firm. Employees
                                 are reminded that certain clients have
                                 specifically required their relationship with
                                 our firm to be treated confidentially.

                                 Specific reference is made to the firm's
                                 Portfolio Holdings Disclosure Policy and
                                 Procedures, accessible on the Wellington
                                 Management intranet, which addresses the
                                 appropriate and authorized disclosure of a
                                 client's portfolio holdings.

                                 "Inside Information"

                                 Specific reference is made to the firm's
                                 Statement of Policy on the Receipt and Use of
                                 Material, Non-Public Information (i.e., "inside
                                 information"), accessible on the Wellington
                                 Management intranet, which applies to personal
                                 securities transactions as well as to client
                                 transactions.

ETHICAL CONSIDERATIONS           Wellington Management requires that an Employee
REGARDING OPEN-END               engaging in mutual fund investments ensure that
MUTUAL FUND TRANSACTIONS         all investments in open-end mutual funds comply
                                 with the funds' rules regarding purchases,
                                 redemptions, and exchanges.

                                 Wellington Management has a fiduciary
                                 relationship with the mutual funds and variable
                                 insurance portfolios for which it serves as
                                 investment adviser or sub-adviser, including
                                 funds organized outside the US ("Wellington
                                 Managed Funds"). Accordingly, an Employee may
                                 not engage in any activity in Wellington
                                 Managed Funds that might be perceived as
                                 contrary to or in conflict with the interests
                                 of such funds or their shareholders.

                                 The Code's personal trading reporting
                                 requirements extend to transactions and
                                 holdings in Wellington Managed Funds (excluding
                                 money market funds). A complete list of the
                                 Wellington Managed Funds is available to
                                 Employees via the Wellington Management
                                 intranet. Please refer to "Reporting and
                                 Certification Requirements" for further
                                 details.

                                                                          Page 5

                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

POLICY ON PERSONAL               All Employees are required to clear their
SECURITIES TRANSACTIONS          personal securities transactions (as defined
                                 below) prior to execution, report their
                                 transactions and holdings periodically, and
                                 refrain from transacting either in certain
                                 types of securities or during certain blackout
                                 periods as described in more detail in this
                                 section.

                                 EMPLOYEES SHOULD NOTE THAT WELLINGTON
                                 MANAGEMENT'S POLICIES AND PROCEDURES WITH
                                 RESPECT TO PERSONAL SECURITIES TRANSACTIONS
                                 ALSO APPLY TO TRANSACTIONS BY A SPOUSE,
                                 DOMESTIC PARTNER, CHILD OR OTHER IMMEDIATE
                                 FAMILY MEMBER RESIDING IN THE SAME HOUSEHOLD AS
                                 THE EMPLOYEE.

                                 COVERED ACCOUNTS

                                 Definition of "Personal Securities
                                 Transactions"

                                 A personal securities transaction is a
                                 transaction in which an Employee has a
                                 beneficial interest.

                                 Definition of "Beneficial Interest"

                                 An Employee is considered to have a beneficial
                                 interest in any transaction in which the
                                 Employee has the opportunity to directly or
                                 indirectly profit or share in the profit
                                 derived from the securities transacted. An
                                 Employee is presumed to have a beneficial
                                 interest in, and therefore an obligation to
                                 pre-clear and report, the following:

                                 1
                                 Securities owned by an Employee in his or her
                                 name.

                                 2
                                 Securities owned by an individual Employee
                                 indirectly through an account or investment
                                 vehicle for his or her benefit, such as an IRA,
                                 family trust or family partnership.

                                 3
                                 Securities owned in which the Employee has a
                                 joint ownership interest, such as property
                                 owned in a joint brokerage account.

                                 4
                                 Securities in which a member of the Employee's
                                 immediate family (e.g., spouse, domestic
                                 partner, minor children and other dependent
                                 relatives) has a direct,

                                                                          Page 6

                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 indirect or joint ownership interest if the
                                 immediate family member resides in the same
                                 household as the Employee.

                                 5
                                 Securities owned by trusts, private foundations
                                 or other charitable accounts for which the
                                 Employee has investment discretion (other than
                                 client accounts of the firm).

                                 If an Employee believes that he or she does not
                                 have a beneficial interest in the securities
                                 listed above, the Employee should provide the
                                 Global Compliance Group (the "Compliance
                                 Group") with satisfactory documentation that
                                 the Employee has no beneficial interest in the
                                 security and exercises no control over
                                 investment decisions made regarding the
                                 security (see "Exceptions" below). Any question
                                 as to whether an Employee has a beneficial
                                 interest in a transaction, and therefore an
                                 obligation to pre-clear and report the
                                 transaction, should be directed to the
                                 Compliance Group.

                                 Exceptions

                                 If an Employee has a beneficial interest in an
                                 account which the Employee feels should not be
                                 subject to the Code's pre-clearance and
                                 reporting requirements, the Employee should
                                 submit a written request for clarification or
                                 an exemption to the Global Compliance Manager.
                                 The request should name the account, describe
                                 the nature of the Employee's interest in the
                                 account, the person or firm responsible for
                                 managing the account, and the basis upon which
                                 the exemption is being claimed. Requests will
                                 be considered on a case-by-case basis. An
                                 example of a situation where grounds for an
                                 exemption may be present is an account in which
                                 the Employee has no influence or control (e.g.,
                                 the Employee has a professionally managed
                                 account over which the Employee has given up
                                 discretion.

                                 In all transactions involving such an account
                                 an Employee should, however, conform to the
                                 spirit of the Code and avoid any activity which
                                 might appear to conflict with the interests of
                                 the firm's clients, or with the Employee's
                                 position within Wellington Management. In this
                                 regard, please refer to the "Ethical
                                 Considerations Regarding Confidentiality"
                                 section of this Code.

                                                                          Page 7

                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 TRANSACTIONS SUBJECT TO PRE-CLEARANCE AND
                                 REPORTING "COVERED TRANSACTIONS"

                                 ALL EMPLOYEES MUST CLEAR THEIR PERSONAL
                                 SECURITIES TRANSACTIONS PRIOR TO EXECUTION,
                                 EXCEPT AS SPECIFICALLY EXEMPTED IN SUBSEQUENT
                                 SECTIONS OF THE CODE. CLEARANCE FOR PERSONAL
                                 SECURITIES TRANSACTIONS FOR PUBLICLY TRADED
                                 SECURITIES WILL BE IN EFFECT FOR 24 HOURS FROM
                                 THE TIME OF APPROVAL. TRANSACTIONS IN THE
                                 FOLLOWING SECURITIES ARE "COVERED TRANSACTIONS"
                                 AND THEREFORE MUST BE PRE-CLEARED AND REPORTED:

                                 o    bonds (including municipal bonds)

                                 o    stock (including shares of closed-end
                                      funds and funds organized outside the US
                                      that have a structure similar to that of
                                      closed-end funds)

                                 o    exchange-traded funds not listed on
                                      Appendix A

                                 o    notes

                                 o    convertibles

                                 o    preferreds

                                 o    ADRs

                                 o    single stock futures

                                 o    limited partnership and limited liability
                                      company interests (for example, hedge
                                      funds not sponsored by Wellington
                                      Management or an affiliate)

                                 o    options on securities

                                 o    warrants, rights, etc., whether publicly
                                      traded or privately placed

                                 See Appendix B for a summary of securities
                                 subject to pre-clearance and reporting,
                                 securities subject to reporting only, and
                                 securities exempt from pre-clearance and
                                 reporting.

                                 REQUESTING PRE-CLEARANCE

                                 Pre-clearance for Covered Transactions must be
                                 obtained by submitting a request via the
                                 intranet-based Code of Ethics Compliance System
                                 ("COEC"). Approval must be obtained prior to
                                 placing the trade with a broker. An Employee is
                                 responsible for ensuring that the proposed
                                 transaction does not violate Wellington
                                 Management's policies or applicable securities
                                 laws and regulations by virtue of the
                                 Employee's responsibilities at Wellington
                                 Management or the information that he or she
                                 may possess about the securities or the issuer.
                                 The Compliance Group will maintain confidential
                                 records of all requests for approval. Covered
                                 Transactions offered through a participation in
                                 a private placement (including both securities
                                 and partnership interests) are

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                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 subject to special clearance by the Chief
                                 Compliance Officer or the General Counsel or
                                 their designees, and the clearance will remain
                                 in effect for a reasonable period thereafter,
                                 not to exceed 90 days (See, "Private
                                 Placements").

                                 An Employee wishing to seek an exemption from
                                 the pre-clearance requirement for a security or
                                 instrument not covered by an exception (see
                                 below) that has similar characteristics to an
                                 excepted security or transaction should submit
                                 a request in writing to the Global Compliance
                                 Manager.

                                 RESTRICTIONS ON COVERED TRANSACTIONS AND OTHER
                                 RESTRICTIONS ON PERSONAL TRADING

                                 Covered Transactions are restricted and will be
                                 denied pre-clearance under the circumstances
                                 described below. Please note that the following
                                 restrictions on Covered Transactions apply
                                 equally to the Covered Transaction and to
                                 instruments related to the Covered Transaction.
                                 A related instrument is any security or
                                 instrument issued by the same entity as the
                                 issuer of the Covered Transaction, including
                                 options, rights, warrants, preferred stock,
                                 bonds and other obligations of that issuer or
                                 instruments otherwise convertible into
                                 securities of that issuer.

                                 THE RESTRICTIONS AND BLACKOUT PERIODS
                                 PRESCRIBED BELOW ARE DESIGNED TO AVOID CONFLICT
                                 WITH OUR CLIENTS' INTERESTS. HOWEVER, PATTERNS
                                 OF TRADING THAT MEET THE LETTER OF THE
                                 RESTRICTIONS BUT ARE INTENDED TO CIRCUMVENT THE
                                 RESTRICTIONS ARE ALSO PROHIBITED. IT IS
                                 EXPECTED THAT EMPLOYEES WILL COMPLY WITH THE
                                 RESTRICTIONS BELOW IN GOOD FAITH AND CONDUCT
                                 THEIR PERSONAL SECURITIES TRANSACTIONS IN
                                 KEEPING WITH THE INTENDED PURPOSE OF THIS CODE.

                                 1
                                 Blackout Periods

                                 No Employee may engage in Covered Transactions
                                 involving securities or instruments which the
                                 Employee knows are actively contemplated for
                                 transactions on behalf of clients, even though
                                 no buy or sell orders have been placed. This
                                 restriction applies from the moment that an
                                 Employee has been informed in any fashion that
                                 any Portfolio Manager intends to purchase or
                                 sell a specific security or instrument. This is
                                 a particularly sensitive area and one in which
                                 each Employee must exercise caution to avoid
                                 actions which, to his or her knowledge, are in
                                 conflict or in competition with the interests
                                 of clients.

                                                                          Page 9

                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 Employee Blackout Periods

                                 An Employee will be denied pre-clearance for
                                 Covered Transactions that are:

                                 o    being bought or sold on behalf of clients
                                      until one trading day after such buying or
                                      selling is completed or canceled;

                                 o    the subject of a new or changed action
                                      recommendation from a research analyst
                                      until 10 business days following the
                                      issuance of such recommendation;

                                 o    the subject of a re-issued but unchanged
                                      recommendation from a research analyst
                                      until 2 business days following
                                      re-issuance of the recommendation.

                                 Portfolio Manager Additional Blackout Period

                                 In addition to the above, an Employee who is a
                                 Portfolio Manager may not engage in a personal
                                 transaction involving any security for 7
                                 calendar days prior to, and 7 calendar days
                                 following, a transaction in the same security
                                 for a client account managed by that Portfolio
                                 Manager without a special exemption. See
                                 "Exemptive Procedures for Personal Trading"
                                 below.

                                 Portfolio Managers include all designated
                                 portfolio managers and other investment
                                 professionals that have portfolio management
                                 responsibilities for client accounts or who
                                 have direct authority to make investment
                                 decisions to buy or sell securities, such as
                                 investment team members and analysts involved
                                 in Research Equity portfolios.

                                 2
                                 Short Term Trading

                                 No Employee may take a "short term trading"
                                 profit with respect to a Covered Transaction,
                                 which means a sale, closing of a short position
                                 or expiration of an option at a gain within 60
                                 calendar days of its purchase (beginning on
                                 trade date plus one), without a special
                                 exemption. See "Exemptive Procedures for
                                 Personal Trading" on page 14. The 60-day
                                 trading prohibition does not apply to
                                 transactions resulting in a loss.

                                 An Employee engaging in mutual fund investments
                                 must ensure that all investments and
                                 transactions in open-end mutual funds,
                                 including funds organized outside the US,
                                 comply with the funds' rules regarding
                                 purchases, redemptions, and exchanges.

                                                                         Page 10

                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 3
                                 Securities of Brokerage Firms

                                 An Employee engaged in Global Trading and an
                                 Employee with portfolio management
                                 responsibility for client accounts may not
                                 engage in personal transactions involving any
                                 equity or debt securities of any company whose
                                 primary business is that of a broker/dealer. A
                                 company is deemed to be in the primary business
                                 as a broker/dealer if it derives more than 15
                                 percent of its gross revenues from
                                 broker/dealer related activities.

                                 4
                                 Short Sales, Options and Margin Transactions

                                 THE CODE STRONGLY DISCOURAGES SHORT SALES,
                                 OPTIONS AND MARGIN TRANSACTIONS. Subject to
                                 pre-clearance, an Employee may engage in short
                                 sales, options and margin transactions,
                                 however, an Employee engaging in such
                                 transactions should recognize the danger of
                                 being "frozen" or subject to a forced close out
                                 because of the general restrictions that apply
                                 to personal transactions as noted above. These
                                 types of activities are risky not only because
                                 of the nature of the transactions, but also
                                 because action necessary to close out a
                                 position may become prohibited under the Code
                                 while the position remains open. FOR EXAMPLE,
                                 YOU MAY NOT BE ABLE TO CLOSE OUT SHORT SALES
                                 AND TRANSACTIONS IN DERIVATIVES. In specific
                                 cases of hardship, an exception may be granted
                                 by the Chief Compliance Officer or the General
                                 Counsel with respect to an otherwise "frozen"
                                 transaction.

                                 Particular attention should be paid to margin
                                 transactions. An Employee should understand
                                 that brokers of such transactions generally
                                 have the authority to automatically sell
                                 securities in the Employee's brokerage account
                                 to cover a margin call. Such sale transactions
                                 will be in violation of the Code unless they
                                 are pre-cleared. An Employee engaging in margin
                                 transactions should not expect that exceptions
                                 will be granted after the fact for these
                                 violations.

                                 5
                                 Derivatives

                                 Transactions in derivative instruments shall be
                                 restricted in the same manner as the underlying
                                 security. An Employee engaging in derivative
                                 transactions should also recognize the danger
                                 of being "frozen" or subject to a forced close
                                 out because of the general restrictions that
                                 apply to personal transactions as described in
                                 more detail in paragraph 4 above.

                                                                         Page 11

                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 6
                                 Initial Public Offerings ("IPOs")

                                 No Employee may engage in personal transactions
                                 involving the direct purchase of any security
                                 (debt or equity) in an IPO (including initial
                                 offerings of closed-end funds). This
                                 restriction also includes new issues resulting
                                 from spin-offs, municipal securities, and
                                 thrift conversions, although in limited cases
                                 the purchase of such securities in an offering
                                 may be approved by the Chief Compliance Officer
                                 or the General Counsel upon determining that
                                 approval would not violate any policy reflected
                                 in this Code. This restriction does not apply
                                 to initial offerings of open-end mutual funds,
                                 US government issues or money market
                                 instruments.

                                 7
                                 Private Placements

                                 AN EMPLOYEE MAY NOT PURCHASE SECURITIES IN A
                                 PRIVATE PLACEMENT TRANSACTION (INCLUDING HEDGE
                                 FUNDS THAT ARE NOT SPONSORED BY WELLINGTON
                                 MANAGEMENT OR ONE OF ITS AFFILIATES) UNLESS
                                 APPROVAL OF THE CHIEF COMPLIANCE OFFICER, THE
                                 GENERAL COUNSEL OR THEIR RESPECTIVE DESIGNEES
                                 HAS BEEN OBTAINED. This approval will be based
                                 upon a determination that the investment
                                 opportunity need not be reserved for clients,
                                 that the Employee is not being offered the
                                 investment opportunity due to his or her
                                 employment with Wellington Management, and
                                 other relevant factors on a case-by-case basis.

                                 8
                                 Exchange Traded Funds ("ETFs") and HOLDRs

                                 AN EMPLOYEE MAY NOT TRANSACT IN HOLDRS.

                                 Transactions in exchange traded funds are
                                 permitted. However, transactions in exchange
                                 traded funds not listed on Appendix A are
                                 Covered Transactions that must be pre-cleared
                                 and reported. Transactions in exchange traded
                                 funds listed on Appendix A are not Covered
                                 Transactions and accordingly, are not subject
                                 to pre-clearance or reporting.

                                 TRANSACTIONS SUBJECT TO REPORTING ONLY (NO NEED
                                 TO PRE-CLEAR)

                                 Pre-clearance is not required, but reporting is
                                 required for transactions in:

                                 1
                                 Open-end mutual funds and variable insurance
                                 products that are managed by Wellington
                                 Management or any of its affiliates, INCLUDING
                                 FUNDS ORGANIZED OUTSIDE THE US THAT HAVE A
                                 STRUCTURE SIMILAR TO THAT OF OPEN-END MUTUAL
                                 FUNDS,

                                                                         Page 12

                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 if held outside of the Wellington Retirement
                                 and Pension Plan ("WRPP"). A list of Wellington
                                 Managed Funds is available via the Wellington
                                 Management intranet.

                                 2
                                 Non-volitional transactions to include:

                                 o    automatic dividend reinvestment and stock
                                      purchase plan acquisitions;

                                 o    transactions that result from a corporate
                                      action applicable to all similar security
                                      holders (such as splits, tender offers,
                                      mergers, stock dividends, etc.).

                                 3
                                 Gift transactions to include:

                                 o    gifts of securities to an Employee if the
                                      Employee has no control of the timing;

                                 o    gifts of securities from an Employee to an
                                      individual so long as the recipient of the
                                      gift confirms in writing that the
                                      recipient has no present intention to sell
                                      the securities received from the Employee;

                                 o    gifts of securities from an Employee to a
                                      not-for-profit organization. For this
                                      purpose, a not-for-profit organization
                                      includes only those trusts and other
                                      entities exclusively for the benefit of
                                      one or more not-for-profit organizations
                                      and does not include so-called split
                                      interest trusts (no writing is required);

                                 o    gifts of securities from an Employee to
                                      other trusts or investment vehicles,
                                      including charitable lead trusts,
                                      charitable remainder trusts, family
                                      partnerships and family trusts, so long as
                                      the recipient of the gift confirms in
                                      writing that the recipient has no present
                                      intention to sell the securities received
                                      from the Employee.

                                 Even if the gift of a security from an Employee
                                 does not require pre-clearance under these
                                 rules, a subsequent sale of the security by the
                                 recipient of the gift must be pre-cleared and
                                 reported IF the Employee is deemed to have a
                                 beneficial interest in the security (for
                                 example, if the Employee has investment
                                 discretion over the recipient or the recipient
                                 is a family member living in the same house as
                                 the Employee).

                                 TRANSACTIONS EXEMPT FROM PRE-CLEARANCE AND
                                 REPORTING

                                 Pre-clearance and reporting is not required for
                                 transactions in:

                                 o    US government securities

                                 o    Exchange Traded Funds listed in Appendix A

                                 o    money market instruments

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                                 CODE OF ETHICS

                                 o    Collective Investment Funds sponsored by
                                      Wellington Trust Company, na ("trust
                                      company pools")

                                 o    hedge funds sponsored by Wellington
                                      Management or any of its affiliates

                                 o    broad-based stock index and US government
                                      securities futures and options on such
                                      futures

                                 o    commodities futures

                                 o    currency futures

                                 o    open-end mutual funds and variable
                                      insurance products, including funds
                                      organized outside the US with a structure
                                      similar to that of an open-end mutual
                                      fund, that are not managed by Wellington
                                      Management or any of its affiliates

EXEMPTIVE PROCEDURE FOR          In cases of hardship, the Chief Compliance
PERSONAL TRADING                 Officer, Global Compliance Manager, the General
                                 Counsel, or their respective designees can
                                 grant exemptions from the personal trading
                                 restrictions in this Code. The decision will be
                                 based on a determination that a hardship exists
                                 and the transaction for which an exemption is
                                 requested would not result in a conflict with
                                 our clients' interests or violate any other
                                 policy embodied in this Code. Other factors
                                 that may be considered include: the size and
                                 holding period of the Employee's position in
                                 the security, the market capitalization of the
                                 issuer, the liquidity of the security, the
                                 amount and timing of client trading in the same
                                 or a related security, and other relevant
                                 factors.

                                 Any Employee seeking an exemption should submit
                                 a written request to the Chief Compliance
                                 Officer, Global Compliance Manager or the
                                 General Counsel, setting forth the nature of
                                 the hardship along with any pertinent facts and
                                 reasons why the employee believes that the
                                 exemption should be granted. Employees are
                                 cautioned that exemptions are intended to be
                                 exceptions, and repetitive requests for
                                 exemptions by an Employee are not likely to be
                                 granted.

                                 Records of the approval of exemptions and the
                                 reasons for granting exemptions will be
                                 maintained by the Compliance Group.

REPORTING AND CERTIFICATION      Records of personal securities transactions by
REQUIREMENTS                     Employees and their immediate family members
                                 will be maintained. All Employees are subject
                                 to the following reporting and certification
                                 requirements:

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                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 1
                                 Initial Holdings Report

                                 New Employees are required to file an Initial
                                 Holdings Report and a Disciplinary Action
                                 Disclosure form within ten (10) calendar days
                                 of joining the firm. New Employees must
                                 disclose all of their security holdings in
                                 Covered Transactions including private
                                 placement securities, and Wellington Managed
                                 Funds, at this time. New Employees are also
                                 required to disclose all of their brokerage
                                 accounts or other accounts holding Wellington
                                 Managed Funds (including IRA Accounts, 529
                                 Plans, custodial accounts and 401K Plans
                                 outside of WRPP) at that time, even if the only
                                 securities held in such accounts are mutual
                                 funds. Personal trading is prohibited until
                                 these reports are filed. The forms can be filed
                                 via the COEC that is accessible on the
                                 Wellington Management intranet.

                                 PLEASE NOTE THAT YOU DO NOT NEED TO REPORT
                                 MUTUAL FUNDS OR TRUST COMPANY POOLS HELD WITHIN
                                 THE WRPP (THIS INFORMATION WILL BE OBTAINED
                                 FROM THE WRPP ADMINISTRATOR); AND YOU NEED NOT
                                 REPORT WELLINGTON MANAGED FUNDS THAT ARE MONEY
                                 MARKET FUNDS.

                                 2
                                 Duplicate Brokerage Confirmations and
                                 Statements for Covered Transactions Employees
                                 may place securities transactions with the
                                 broker of their choosing. All Employees must
                                 require their securities brokers to send
                                 duplicate confirmations of their Covered
                                 Transactions and quarterly account statements
                                 to the Compliance Group. Brokerage firms are
                                 accustomed to providing this service.

                                 To arrange for the delivery of duplicate
                                 confirmations and quarterly statements, each
                                 Employee must complete a Duplicate Confirmation
                                 Request Form for each brokerage account that is
                                 used for personal securities transactions of
                                 the Employee and each account in which the
                                 Employee has a beneficial interest and return
                                 the form to the Compliance Group. The form can
                                 be obtained from the Compliance Group. The form
                                 must be completed and returned to the
                                 Compliance Group prior to any transactions
                                 being placed with the broker. The Compliance
                                 Group will process the request with the broker
                                 in order to assure delivery of the
                                 confirmations and quarterly statements directly
                                 to the Compliance Group and to preserve the
                                 confidentiality of this information. When
                                 possible, the duplicate confirmation
                                 requirement will be satisfied by

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                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 electronic means. Employees should not send the
                                 completed forms to their brokers directly.

                                 If under local market practice, brokers are not
                                 willing to deliver duplicate confirmations
                                 and/or quarterly statements to the Compliance
                                 Group, it is the Employee's responsibility to
                                 provide promptly the Compliance Group with a
                                 duplicate confirmation (either a photocopy or
                                 facsimile) for each trade and quarterly
                                 statement.

                                 3
                                 Duplicate Annual Statements for Wellington
                                 Managed Funds.

                                 Employees must provide duplicate Annual
                                 Statements to the Compliance Group with respect
                                 to their holdings in Wellington Managed Funds.

                                 4
                                 Quarterly Reporting of Transactions and
                                 Brokerage Accounts

                                 SEC rules require that a quarterly record of
                                 all personal securities transactions be
                                 submitted by each person subject to the Code's
                                 requirements within 30 calendar days after the
                                 end of each calendar quarter and that this
                                 record be available for inspection. To comply
                                 with these SEC rules, every Employee must file
                                 a quarterly personal securities transaction
                                 report electronically utilizing the COEC
                                 accessible to all Employees via the Wellington
                                 Management intranet by this deadline.

                                 AT THE END OF EACH CALENDAR QUARTER, EMPLOYEES
                                 WILL BE REMINDED OF THE SEC FILING REQUIREMENT.
                                 AN EMPLOYEE THAT FAILS TO FILE WITHIN THE SEC'S
                                 30 CALENDAR DAY DEADLINE WILL, AT A MINIMUM, BE
                                 PROHIBITED FROM ENGAGING IN PERSONAL TRADING
                                 UNTIL THE REQUIRED FILINGS ARE MADE AND MAY
                                 GIVE RISE TO OTHER SANCTIONS.

                                 Transactions during the quarter as periodically
                                 entered via the COEC by the Employee are
                                 displayed on the Employee's reporting screen
                                 and must be affirmed if they are accurate.
                                 Holdings not acquired through a broker and
                                 certain holdings that were not subject to
                                 pre-clearance (as described below) must also be
                                 entered by the Employee.

                                 ALL EMPLOYEES ARE REQUIRED TO SUBMIT A
                                 QUARTERLY REPORT, EVEN IF THERE WERE NO
                                 REPORTABLE TRANSACTIONS DURING THE QUARTER. THE
                                 QUARTERLY REPORT MUST INCLUDE TRANSACTION
                                 INFORMATION REGARDING:

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                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 o    all Covered Transactions (as defined on
                                      page 8);

                                 o    all Wellington Managed Funds (as defined
                                      on page 5);

                                 o    any new brokerage account established
                                      during the quarter including the name of
                                      the broker, dealer or bank and the date
                                      the account was established;

                                 o    non-volitional transactions (as described
                                      on page 13); and

                                 o    gift transactions (as described on page
                                      13).

                                 Transactions in Wellington Managed Funds and
                                 non-volitional transactions must be reported
                                 even though pre-clearance is not required. For
                                 non-volitional transactions, the nature of the
                                 transaction must be clearly specified in the
                                 report. Non-volitional transactions include
                                 automatic dividend reinvestment and stock
                                 purchase plan acquisitions, gifts of securities
                                 to and from the Employee, and transactions that
                                 result from corporate actions applicable to all
                                 similar security holders (such as splits,
                                 tender offers, mergers, stock dividends).

                                 5
                                 Annual Holdings Report

                                 SEC Rules also require that each Employee file,
                                 on an annual basis, a schedule indicating their
                                 personal securities holdings as of December 31
                                 of each year by the following February 14th.
                                 SEC Rules require that this report include the
                                 title, number of shares and principal amount of
                                 each security held in an Employee's personal
                                 account and the accounts for which the Employee
                                 has a beneficial interest, and the name of any
                                 broker, dealer or bank with whom the Employee
                                 maintains an account. "Securities" for purposes
                                 of this report are Covered Transactions,
                                 Wellington Managed Funds and those that must be
                                 reported as indicated in the prior section.

                                 Employees are also required to disclose all of
                                 their brokerage accounts at this time, even if
                                 the only securities held in such accounts are
                                 mutual funds.

                                 6
                                 Quarterly Certifications

                                 As part of the quarterly reporting process on
                                 the COEC, Employees are required to confirm
                                 their compliance with the provisions of this
                                 Code of Ethics. In addition, each Employee is
                                 also required to identify any issuer for which
                                 the Employee owns more than 0.5% of the
                                 outstanding securities.

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                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 7
                                 Annual Certifications

                                 As part of the annual reporting process on the
                                 COEC, each Employee is required to certify
                                 that:

                                 o    The Employee has read the Code and
                                      understands its terms and requirements;

                                 o    The Employee has complied with the Code
                                      during the course of his or her
                                      association with the firm;

                                 o    The Employee has disclosed and reported
                                      all personal securities transactions and
                                      brokerage accounts required to be
                                      disclosed or reported;

                                 o    The Employee will continue to comply with
                                      the Code in the future;

                                 o    The Employee will promptly report to the
                                      Compliance Group, the General Counsel, or
                                      the Chair of the Ethics Committee any
                                      violation or possible violation of the
                                      Code of which the Employee becomes aware;
                                      and

                                 o    The Employee understands that a violation
                                      of the Code may be grounds for
                                      disciplinary action or termination and may
                                      also be a violation of federal and/or
                                      state securities laws.

                                 8
                                 Review of Reports and Additional Requests

                                 All reports filed in accordance with this
                                 section will be maintained and kept
                                 confidential by the Compliance Group. Such
                                 reports will be reviewed by the Chief
                                 Compliance Officer or his/her designee. The
                                 firm may request other reports and
                                 certifications from Employees as may be deemed
                                 necessary to comply with applicable regulations
                                 and industry best practices.

GIFTS, TRAVEL AND                Occasionally, an Employee may be offered gifts
ENTERTAINMENT OPPORTUNITIES,     or entertainment opportunities by clients,
AND SENSITIVE PAYMENTS           brokers, vendors or other organizations with
                                 whom the firm transacts business. The giving
                                 and receiving of gifts and opportunities to
                                 travel and attend entertainment events from
                                 such sources are subject to the general
                                 principles outlined below and are permitted
                                 only under the circumstances specified in this
                                 section of the Code.

                                 1
                                 GENERAL PRINCIPLES APPLICABLE TO GIFTS, TRAVEL
                                 AND ENTERTAINMENT OPPORTUNITIES, AND SENSITIVE
                                 PAYMENTS

                                 o    An Employee cannot give or accept a gift
                                      or participate in an entertainment
                                      opportunity if the frequency and/or value
                                      of the gift or entertainment opportunity
                                      may be considered excessive or
                                      extravagant.

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                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 o    An Employee cannot give or receive a gift,
                                      travel and entertainment opportunity or
                                      sensitive payment if, in doing so, it
                                      would create or appear to create a
                                      conflict with the interests of our clients
                                      or the firm, or have a detrimental impact
                                      on the firm's reputation.

                                 o    With regard to gifts and entertainment
                                      opportunities covered and permitted under
                                      the Code, under no circumstances is it
                                      acceptable for an Employee to resell a
                                      gift or ticket to an entertainment event.

                                 2
                                 ACCEPTING GIFTS

                                 The only gift (other than entertainment
                                 tickets) that may be accepted by an Employee is
                                 a gift of nominal value (i.e. a gift whose
                                 reasonable value is no more than $100) and
                                 promotional items (e.g. pens, mugs, t-shirts
                                 and other logo bearing items). Under no
                                 circumstances may an Employee accept a gift of
                                 cash, including a cash equivalent such as a
                                 gift certificate, bond, security or other items
                                 that may be readily converted to cash.

                                 Acceptance of a gift that is directed to
                                 Wellington Management as a firm should be
                                 cleared with the Employee's Business Manager.
                                 Such a gift, if approved, will be accepted on
                                 behalf of, and treated as the property of, the
                                 firm.

                                 If an Employee receives a gift that is
                                 prohibited under the Code, it must be declined
                                 or returned in order to protect the reputation
                                 and integrity of Wellington Management. Any
                                 question as to the appropriateness of any gift
                                 should be directed to the Chief Compliance
                                 Officer, the General Counsel or the Chair of
                                 the Ethics Committee.

                                 3
                                 ACCEPTING TRAVEL AND ENTERTAINMENT
                                 OPPORTUNITIES AND TICKETS

                                 Wellington Management recognizes that
                                 occasional participation in entertainment
                                 opportunities with representatives from
                                 organizations with whom the firm transacts
                                 business, such as clients, brokers, vendors or
                                 other organizations, can be useful relationship
                                 building exercises. Examples of such
                                 entertainment opportunities are: lunches,
                                 dinners, cocktail parties, golf outings or
                                 regular season sporting events.

                                 Accordingly, OCCASIONAL participation by an
                                 Employee in such entertainment opportunities
                                 for legitimate business purposes is permitted
                                 provided that:

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                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 o    a representative from the hosting
                                      organization attends the event with the
                                      Employee;

                                 o    the primary purpose of the event is to
                                      discuss business or build a business
                                      relationship;

                                 o    the Employee demonstrates high standards
                                      of personal behavior;

                                 o    participation complies with the following
                                      requirements for entertainment tickets,
                                      lodging, car and limousine services, and
                                      air travel.

                                 ENTERTAINMENT TICKETS

                                 An Employee occasionally may accept ONE TICKET
                                 to an entertainment event ONLY IF THE HOST WILL
                                 ATTEND THE EVENT WITH THE EMPLOYEE AND THE FACE
                                 VALUE OF THE TICKET OR ENTRANCE FEE IS $200 OR
                                 LESS, not including the value of food that may
                                 be provided to the Employee before, during, or
                                 after the event. An Employee is required to
                                 obtain prior approval from his or her Business
                                 Manager before accepting any other
                                 entertainment opportunity.

                                 An Employee is strongly discouraged from
                                 participating in the following situations and
                                 may not participate unless prior approval from
                                 his/her Business Manager is obtained:

                                 o    the entertainment ticket has a face value
                                      above $200; if approved by a Business
                                      Manager, the Employee is required to
                                      reimburse the host for the full face value
                                      of the ticket;

                                 o    the Employee wants to accept more than one
                                      ticket; if approved by a Business Manager,
                                      the Employee is required to reimburse the
                                      host for the aggregate face value of the
                                      tickets regardless of each ticket's face
                                      value;

                                 o    the entertainment event is unusual or high
                                      profile (e.g., a major sporting event); if
                                      approved by a Business Manager, the
                                      Employee is required to reimburse the host
                                      for the full face value of the ticket
                                      regardless of what the face value might
                                      be;

                                 o    the host has extended an invitation to the
                                      entertainment event to numerous Employees.

                                 Business Managers must clear their own
                                 participation in the above situations with the
                                 Chief Compliance Officer or Chair of the Ethics
                                 Committee.

                                 EACH EMPLOYEE MUST FAMILIARIZE HIMSELF/HERSELF
                                 WITH, AND ADHERE TO, ANY ADDITIONAL POLICIES
                                 AND PROCEDURES REGARDING ENTERTAINMENT
                                 OPPORTUNITIES AND TICKETS THAT MAY BE ENFORCED
                                 BY HIS/HER BUSINESS MANAGER.

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                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 LODGING

                                 An Employee is not permitted to accept a gift
                                 of lodging in connection with any entertainment
                                 opportunity. Rather, an Employee must pay for
                                 his/her own lodging expense in connection with
                                 any entertainment opportunity. If an Employee
                                 participates in an entertainment opportunity
                                 for which lodging is arranged and paid for by
                                 the host, the Employee must reimburse the host
                                 for the equivalent cost of the lodging, as
                                 determined by Wellington Management's Travel
                                 Manager. It is the Employee's responsibility to
                                 ensure that the host accepts the reimbursement
                                 and whenever possible, arrange for
                                 reimbursement prior to attending the
                                 entertainment event. Lodging connected to an
                                 Employee's business travel will be paid for by
                                 Wellington.

                                 CAR AND LIMOUSINE SERVICES

                                 An Employee must exercise reasonable judgment
                                 with respect to accepting rides in limousines
                                 and with car services. Except where
                                 circumstances warrant (e.g., where safety is a
                                 concern), an Employee is discouraged from
                                 accepting limousine and car services paid for
                                 by a host when the host is not present.

                                 AIR TRAVEL

                                 An Employee is not permitted to accept a gift
                                 of air travel in connection with any
                                 entertainment opportunity. Rather, an Employee
                                 must pay for his/her own air travel expense in
                                 connection with any entertainment opportunity.
                                 If an Employee participates in an entertainment
                                 opportunity for which air travel is arranged
                                 and paid for by the host, the Employee must
                                 reimburse the host for the equivalent cost of
                                 the air travel, as determined by Wellington
                                 Management's Travel Manager. It is the
                                 Employee's responsibility to ensure that the
                                 host accepts the reimbursement and whenever
                                 possible, arrange for reimbursement prior to
                                 attending the entertainment event. Use of
                                 private aircraft or charter flights arranged by
                                 the host for entertainment related travel is
                                 prohibited. Air travel that is connected to an
                                 Employee's business travel will be paid for by
                                 Wellington Management.

                                 4
                                 SOLICITATION OF GIFTS, CONTRIBUTIONS, OR
                                 SPONSORSHIPS

                                 An Employee may not solicit gifts,
                                 entertainment tickets, gratuities,
                                 contributions (including charitable
                                 contributions), or sponsorships from brokers,
                                 vendors, clients or companies in which the firm
                                 invests or conducts research. Similarly, an
                                 Employee is prohibited from making such
                                 requests through Wellington Management's
                                 Trading Department or any other

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                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 Wellington Management Department or employee
                                 (this prohibition does not extend to personal
                                 gifts or offers of Employee owned tickets
                                 between Employees).

                                 5
                                 GIVING GIFTS (other than Entertainment
                                 Opportunities)

                                 In appropriate circumstances, it may be
                                 acceptable for the firm or its Employees to
                                 extend gifts to clients or others who do
                                 business with Wellington Management. Gifts of
                                 cash (including cash equivalents such as gift
                                 certificates, bonds, securities or other items
                                 that may be readily converted to cash) or
                                 excessive or extravagant gifts, as measured by
                                 the total value or quantity of the gift(s), are
                                 prohibited. Gifts with a face value in excess
                                 of $100 must be cleared by the Employee's
                                 Business Manager.

                                 An Employee should be certain that the gift
                                 does not give rise to a conflict with client
                                 interests, or the appearance of a conflict, and
                                 that there is no reason to believe that the
                                 gift violates any applicable code of conduct of
                                 the recipient. Gifts are permitted only when
                                 made in accordance with applicable laws and
                                 regulations, and in accordance with generally
                                 accepted business practices in the various
                                 countries and jurisdictions where Wellington
                                 Management does business.

                                 6
                                 GIVING ENTERTAINMENT OPPORTUNITIES

                                 An Employee is not permitted to source tickets
                                 to entertainment events from Wellington
                                 Management's Trading Department or any other
                                 Wellington Management Department or employee,
                                 brokers, vendors, or other organizations with
                                 whom the firm transacts business (this
                                 prohibition does not extend to personal gifts
                                 or offers of Employee owned tickets between
                                 Employees). Similarly, an Employee is
                                 prohibited from sourcing tickets on behalf of
                                 clients or prospects from ticket vendors.

                                 CLIENT EVENTS AND ENTERTAINMENT ORGANIZED,
                                 HOSTED AND ATTENDED BY ONE OR MORE WELLINGTON
                                 MANAGEMENT EMPLOYEES ARE NOT SUBJECT TO THIS
                                 PROHIBITION AND ARE OUTSIDE THE SCOPE OF THIS
                                 CODE.

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                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 7
                                 SENSITIVE PAYMENTS

                                 An Employee may not participate on behalf of
                                 the firm, a subsidiary, or any client, directly
                                 or indirectly, in any of the following
                                 transactions:

                                 o    Use of the firm's name or funds to support
                                      political candidates or issues, or elected
                                      or appointed government officials;

                                 o    Payment or receipt of bribes, kickbacks,
                                      or payment or receipt of any money in
                                      violation of any law applicable to the
                                      transaction;

                                 o    Payments to government officials or
                                      government employees that are unlawful or
                                      otherwise not in accordance with
                                      regulatory rules and generally accepted
                                      business practices of the governing
                                      jurisdiction.

                                 An Employee making contributions or payments of
                                 any kind may do so in his/her capacity as an
                                 individual, but may not use or in any way
                                 associate Wellington Management's name with
                                 such contributions or payments (except as may
                                 be required under applicable law). Employees
                                 should be mindful of these general principals
                                 when making donations to charities sponsored by
                                 clients.

                                 8
                                 QUESTIONS AND CLARIFICATIONS

                                 Any question as to the appropriateness of
                                 gifts, travel and entertainment opportunities,
                                 or payments should be discussed with the Chief
                                 Compliance Officer, Global Compliance Manager,
                                 the General Counsel, or the Chair of the Ethics
                                 Committee.

OTHER ACTIVITIES                 Outside Activities
                                 All outside business affiliations (e.g.,
                                 directorships, officerships or trusteeships) of
                                 any kind or membership in investment
                                 organizations (e.g., an investment club) must
                                 be approved by an Employee's Business Manager
                                 and cleared by the Chief Compliance Officer,
                                 the General Counsel or the Chair of the Ethics
                                 Committee prior to the acceptance of such a
                                 position to ensure that such affiliations do
                                 not present a conflict with our clients'
                                 interests. New Employees are required to
                                 disclose all outside business affiliations to
                                 their Business Manager upon joining the firm.
                                 As a general matter, directorships in public
                                 companies or companies that may reasonably be
                                 expected to become public companies will not be
                                 authorized because of the potential for
                                 conflicts that may impede our freedom to act in
                                 the best interests of clients. Service with
                                 charitable organizations generally will be
                                 authorized, subject to considerations related
                                 to time required during working hours, use of
                                 proprietary information and

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                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 disclosure of potential conflicts of interest.
                                 Employees who engage in outside business and
                                 charitable activities are not acting in their
                                 capacity as employees of Wellington Management
                                 and may not use Wellington Management's name.

                                 Outside Employment
                                 Employees who are officers of the firm may not
                                 seek additional employment outside of
                                 Wellington Management without the prior written
                                 approval of the Human Resources Department. All
                                 new Employees are required to disclose any
                                 outside employment to the Human Resources
                                 Department upon joining the firm.

VIOLATIONS OF THE CODE OF        COMPLIANCE WITH THE CODE IS EXPECTED AND
ETHICS                           VIOLATIONS OF ITS PROVISIONS ARE TAKEN
                                 SERIOUSLY. Employees must recognize that the
                                 Code is a condition of employment with the firm
                                 and a serious violation of the Code or related
                                 policies may result in dismissal. Since many
                                 provisions of the Code also reflect provisions
                                 of the US securities laws, Employees should be
                                 aware that violations could also lead to
                                 regulatory enforcement action resulting in
                                 suspension or expulsion from the securities
                                 business, fines and penalties, and
                                 imprisonment.

                                 The Compliance Group is responsible for
                                 monitoring compliance with the Code. Violations
                                 or potential violations of the Code will be
                                 considered by some combination of the Chief
                                 Compliance Officer, the General Counsel, the
                                 Chair of the Ethics Committee and the Vice
                                 Chair of the Ethics Committee, who will jointly
                                 decide if the violation or potential violation
                                 should be discussed with the Ethics Committee,
                                 the Employee's Business Manager, and/or the
                                 firm's senior management. Further, a violation
                                 or potential violation of the Code by an
                                 Associate or Partner of the firm will be
                                 discussed with the Managing Partners. Sanctions
                                 for a violation of the Code may be determined
                                 by the Ethics Committee, the Employee's
                                 Business Manager, senior management, or the
                                 Managing Partners depending on the Employee's
                                 position at the firm and the nature of the
                                 violation.

                                 Transactions that violate the Code's personal
                                 trading restrictions will presumptively be
                                 subject to being reversed and any profit
                                 realized from the position disgorged, unless
                                 the Employee establishes to the satisfaction of
                                 the Ethics Committee that under the particular
                                 circumstances disgorgement would be an
                                 unreasonable remedy for the violation. If
                                 disgorgement is required, the proceeds shall be
                                 paid to any client disadvantaged by the
                                 transaction, or to a charitable organization,
                                 as determined by the Ethics Committee.

                                                                         Page 24

                                 Wellington Management Company, llp
                                 Wellington Trust Company, na
                                 Wellington Management International Ltd
                                 Wellington International Management Company
                                 Pte Ltd.
                                 Wellington Global Investment Management Ltd

                                 CODE OF ETHICS

                                 Violations of the Code's reporting and
                                 certification requirements will result in a
                                 suspension of personal trading privileges and
                                 may give rise to other sanctions.

FURTHER INFORMATION              Questions regarding interpretation of this Code
                                 or questions related to specific situations
                                 should be directed to the Chief Compliance
                                 Officer, the General Counsel or the Chair of
                                 the Ethics Committee.

                                 Revised: January 1, 2005

                                                                         Page 25

                                                                      APPENDIX A

APPROVED EXCHANGE TRADED FUNDS

(ETFs Approved for Personal Trading Without Pre-Clearance and Reporting
Requirements)

SYMBOL   NAME

RSP      Rydex S&P Equal Weighted Index
DGT      streetTRACKS Dow Jones US Global Titan
DSG      streetTRACKS Dow Jones US Small Cap Growth
DSV      streetTRACKS Dow Jones US Small Cap Value
ELG      streetTRACKS Dow Jones US Large Cap Growth
ELV      streetTRACKS Dow Jones US Large Cap Value
FFF      streetTRACKS FORTUNE 500 Index
GLD      streetTRACKS Gold Shares
LQD      iShares Goldman Sachs $ InvesTop Corporate Bond
SHY      iShares Lehman 1-3 Year Treasury
IEF      iShares Lehman 7-10 Year Treasury
TLT      iShares Lehman 20+ Year Treasury
TIP      iShares Lehman TIPs
AGG      iShares Lehman Aggregate
EFA      iShares MSCI EAFE
EEM      iShares MSCI Emerging Markets
NY       iShares NYSE 100
NYC      iShares NYSE Composite
IJH      iShares S&P MidCap 400 Index Fund
IJJ      iShares S&P Midcap 400/BARRA Value
IJK      iShares S&P Midcap 400/BARRA Growth
IJR      iShares S&P SmallCap 600 Index Fund
IJS      iShares S&P SmallCap 600/BARRA Value
IJT      iShares S&P SmallCap 600/BARRA Growth
IOO      iShares S&P Global 100
OEF      iShares S&P 100 Index Fund
ISI      iShares S&P 1500
IVE      iShares S&P 500/BARRA Value Index Fund
IVV      iShares S&P 500 Index Fund
IVW      iShares S&P 500/BARRA Growth Index Fund
IWB      iShares Russell 1000 Index Fund
IWD      iShares Russell 1000 Value Index Fund
IWF      iShares Russell 1000 Growth Index Fund
IWM      iShares Russell 2000
IWN      iShares Russell 2000 Value
IWO      iShares Russell 2000 Growth
IWP      iShares Russell Midcap Growth
IWR      iShares Russell Midcap
IWS      iShares Russell Midcap Value
IWV      iShares Russell 3000 Index Fund
IWW      iShares Russell 3000 Value
IWZ      iShares Russell 3000 Growth
IYY      iShares Dow Jones U.S. Total Market Index Fund
JKD      iShares Morningstar Large Core
JKE      iShares Morningstar Large Growth

                                                                      APPENDIX A

APPROVED EXCHANGE TRADED FUNDS

(ETFs Approved for Personal Trading Without Pre-Clearance and Reporting
Requirements)

SYMBOL   NAME
JKF      iShares Morningstar Large Value
JKG      iShares Morningstar Mid Core
JKH      iShares Morningstar Mid Growth
JKI      iShares Morningstar Mid Value
JKJ      iShares Morningstar Small Core
JKK      iShares Morningstar Small Growth
JKL      iShares Morningstar Small Value
VB       Vanguard Small Cap VIPERs
VBK      Vanguard Small Cap Growth VIPERs
VBR      Vanguard Small Cap Value VIPERs
VO       Vanguard MidCap VIPERs
VTI      Vanguard Total Stock Market VIPERs
VTV      Vanguard Value VIPERs
VUG      Vanguard Growth VIPERs
VXF      Vanguard Extended Market VIPERs
VV       Vanguard Large Cap VIPERs

This appendix may be amended at the discretion of the Ethics Committee.

Dated January 1, 2006

Personal Securities Transactions                                      Appendix B

YOU MUST PRE-CLEAR AND REPORT THE FOLLOWING TRANSACTIONS:

Bonds (Including Government Agency Bonds, but excluding Direct Obligations of the U.S. Government)
Municipal Bonds
Stock
Closed-end Funds
Exchange Traded Funds not listed in Appendix A*
Notes
Convertible Securities
Preferred Securities
ADRs
Single Stock Futures
Limited Partnership Interests (including hedge funds NOT managed by WMC)
Limited Liability Company Interests (including hedge funds NOT managed by WMC)
Options on Securities
Warrants
Rights

YOU MUST REPORT (BUT NOT PRE-CLEAR) THE FOLLOWING TRANSACTIONS:

Automatic Dividend Reinvestment
Stock Purchase Plan Acquisitions
Corporate Actions (splits, tender offers, mergers, stock dividends, etc.)
Open-end Mutual Funds (other than money market funds) and variable insurance products advised or sub-advised by WMC, including offshore funds ("Wellington
Managed Funds")
Transactions in the following ETFs:  DIA, QQQQ, SPY, MDY*
Gifts of securities to you over which you did not control the timing
Gifts of securities from you to a not-for-profit organization, including a private foundation and donor advised fund
Gifts of securities from you to an individual or donee other than a not-for-profit if the individual or donee represents that he/she has no present intention of selling the security

YOU DO NOT NEED TO PRE-CLEAR OR REPORT THE FOLLOWING TRANSACTIONS:

Open-end Mutual Funds not managed by WMC
Offshore Funds not managed by WMC
Variable Insurance Products not managed by WMC
ETFs listed on Appendix A
Direct Obligations of the U.S. Government (including obligations issued by GNMA
& PEFCO)
Money Market Instruments
Wellington Trust Company Pools
Wellington Sponsored Hedge Funds
Broad based Stock Index Futures and Options
Securities Futures and Options on Direct Obligations of the U.S. Government
Commodities Futures
Foreign Currency Transactions

*    Effective January 1, 2006 DIA, QQQQ, SPY and MDY are not on Appendix A. The
     Chief Compliance Officer and the General Counsel have granted an exemption to the pre-clearance requirement for these ETFs, but transactions in these
     ETFs need to be reported as part of your quarterly reporting.

Personal Securities Transactions                                      Appendix B

PROHIBITED TRANSACTIONS:

HOLDRS
Initial Public Offerings ("IPOs")

This appendix may be amended at the discretion of the Ethics Committee

Dated February 17, 2006

*    Effective January 1, 2006 DIA, QQQQ, SPY and MDY are not on Appendix A. The
     Chief Compliance Officer and the General Counsel have granted an exemption to the pre-clearance requirement for these ETFs, but transactions in these
     ETFs need to be reported as part of your quarterly reporting.

Gifts and Entertainment                                               Appendix C

                                        PERMITTED                                 RESTRICTIONS
                                        ---------------------------------------   ----------------------------------------

ACCEPTING AN INDIVIDUAL GIFT            Gifts with a value of $100 or less are    Gifts of cash, gift certificates or
                                        generally permitted.                      other item readily convertible to cash
                                                                                  cannot be accepted.  Gifts valued at
                                                                                  over $100 cannot be accepted.

ACCEPTING A FIRM GIFT                                                             Employee's Business Manager must
                                                                                  approve prior to accepting.

ACCEPTING ENTERTAINMENT OPPORTUNITIES   Permissible only if participation is      Discouraged from accepting ticket or
AND TICKETS                             occasional, host is present, event has    entrance fee with face value over $200,
                                        a legitimate business purpose, ticket     more than one ticket, ticket to high
                                        or entrance fee has face value of $200    profile or unusual event, or event
                                        or less, event is not unusual or high     where numerous Wellington Employees are
                                        profile or could not be deemed            invited. Business Manager approval
                                        excessive.                                required for above situations and
                                                                                  Employee must pay for ticket.

ACCEPTING LODGING                       Employee cannot accept gift of lodging    Employee must pay cost of lodging in
                                                                                  connection with any entertainment
                                                                                  opportunity.

ACCEPTING CAR/LIMO SERVICE              Exercise reasonable judgment and host     Discouraged from accepting when host is
                                        must be present.                          not present unless safety is a concern

ACCEPTING AIR TRAVEL- COMMERCIAL        Employee cannot accept gift of air        Employee must pay air travel expenses
                                        travel                                    in connection with any entertainment
                                                                                  opportunity.

ACCEPTING AIR TRAVEL - PRIVATE          Employee cannot accept gift of private    Employee cannot accept gift of private
                                        air travel.                               air travel.

GIVING GIFTS                            Gifts to clients valued at $100 or less   Gifts valued at over $100 require
                                        are acceptable provided gift is not       approval of employee's Business Manager.
                                        cash or cash equivalent.

GIVING ENTERTAINMENT OPPORTUNITIES                                                Employees cannot source tickets on
                                                                                  behalf of clients from other employees
                                                                                  or from ticket vendors.